Exhibit 99.1

KULR Awarded U.S. Navy Contract to Develop High-Temperature Internal Short Circuit Cells for Enhanced Battery Safety in Critical Applications

HOUSTON / GLOBENEWSWIRE / November 25, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a provider of advanced thermal management solutions, has been awarded a contract by the U.S. Navy to advance its Internal Short Circuit (ISC) technology to activate at higher temperatures. This development, vital for both military and commercial applications, will support a wide range of safety-critical uses, with particular importance for aviation by enabling the simulation of extreme conditions that better reflect the stringent safety standards of the Federal Aviation Administration (FAA) and European Union Aviation Safety Agency (EASA).

KULR’s ISC devices, originally developed in collaboration with NASA and the National Renewable Energy Laboratory (NREL), induce controlled thermal runaway in lithium-ion cells, offering safer and more accurate testing than conventional methods. With the capability to activate at elevated temperatures, the new ISC devices provide deeper insights into battery behavior under worst-case scenarios, allowing for a precise evaluation of resilience and safety for high-stress environments.

Advantages of High-Temperature ISC Activation

High-temperature ISC activation supports critical advancements in aviation safety by:

•	Accurately Simulating Extreme Conditions: Higher temperature activation mirrors real-world operational stresses, offering precise data on thermal runaway behavior essential for electric and hybrid-electric aircraft.

•	Achieving Greater Consistency with Safety Standards: The advanced ISC testing helps align battery safety development with the rigorous safety expectations of FAA and EASA as electric aviation progresses toward certification.

•	Enhancing Military and Commercial Safety: The technology provides both the U.S. Navy and commercial aviation sectors with tools to rigorously evaluate battery resilience, bolstering mission safety and reliability.

“Our work with the U.S. Navy on high-temperature ISC technology will enhance safety protocols and provide essential data as electric aviation moves closer to regulatory certification and market entry,” said Michael Mo, CEO of KULR Technology. “With these advancements, KULR is well-positioned to support safer, more resilient battery systems across the aviation industry.”

This contract further strengthens KULR's role as a critical partner in battery safety advancements. Combined with our growing capability to evaluate large-format cells and battery packs during thermal runaway, KULR is uniquely positioned to support the aviation sector in meeting safety standards and advancing safely to market. For more information on KULR’s ISC technology and its applications, please visit kulrtechnology.com.

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) delivers cutting edge energy storage solutions for space, aerospace, and defense by leveraging a foundation of in-house battery design expertise, comprehensive cell and battery testing suite, and battery fabrication and production capabilities. The Company’s holistic offering allows delivery of commercial-off-the-shelf and custom next generation energy storage systems in rapid timelines for a fraction of the cost compared to traditional programs. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on April 12, 2024, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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